UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 14, 2013

Chicago Rivet & Machine Co.
(Exact name of registrant as specified in its charter)

Illinois	0-1227	36-0904920
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

901 Frontenac Road, Naperville, Illinois	60563
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (630) 357-8500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting of Stockholders was held on May 14, 2013.  At the meeting, (1) the eight nominees named in the Company’s proxy statement dated March 28, 2013 were elected to serve for a term ending at the Annual Meeting in 2014, (2)  the advisory vote on  executive compensation  was approved and (3) the selection of Grant Thornton LLP to serve as the Company’s independent registered public accounting firm for 2013 was ratified.   The Company's stockholders also voted on an advisory vote on the frequency of future advisory votes on executive compensation.

The voting results for each proposal are set forth below:

Election of Directors:

	Votes For	Votes Withheld	Broker Non-Votes

Michael J. Bourg	650,073	3,418	280,205
Edward L. Chott	582,370	54,305	280,205
Kent H. Cooney	652,006	2,176	280,205
William T. Divane, Jr.	650,106	3,514	280,205
George P. Lynch	582,336	54,330	280,205
John A. Morrissey	651,144	2,686	280,205
Walter W. Morrissey	650,072	3,318	280,205
John L. Showel	651,605	2,376	280,205

Approval, by non-binding vote, of the Company’s executive compensation as described in the Company’s 2013 proxy statement:

Votes For	Votes Against	Abstentions	Broker Non-Votes

623,285	8,768	3,641	280,206

Advisory vote on the frequency of future advisory votes on executive compensation:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes

230,024	52,855	350,205	2,608	280,208

 Ratification of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2013:

Votes For	Votes Against	Abstentions	Broker Non-Votes

904,460	2,604	8,836	0

Following the Company’s Annual Meeting of Stockholders, the Company determined that an advisory vote on executive compensation would be held every three years  until the next advisory vote on the frequency of advisory votes regarding executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICAGO RIVET & MACHINE CO.

/s/ Michael J. Bourg
Date: May 15, 2013	Michael J. Bourg
President and Treasurer